Exhibit 10.4

Amendment to

Restricted Share Unit Agreement

This Amendment to Restricted Share Unit Agreement (this “Amendment”) is hereby entered into as of March 30, 2026 by and between Purple Innovation, Inc. (the “Company”) and Todd Vogensen (“Participant”), and constitutes an amendment to Participant’s Restricted Share Unit Agreement with the Company dated March 14, 2024 (the “RSU Agreement”). Other than expressly herein set forth, the RSU Agreement remains in full force and effect without change.

WHEREAS, the RSU Agreement provides for an inducement grant under Nasdaq Listing Rule 5635(c)(4), and the Company intended for the RSU Agreement to measure vesting on the first three anniversaries of the Participant’s employment start date of October 16, 2023 rather than the grant date of March 14, 2024, which was a drafting error;

WHEREAS, the Company and Participant wish to amend Section 4 of the RSU Agreement to prospectively modify the vesting date of the third vesting installment to conform the RSU Agreement with the Company’s intent.

NOW, THEREFORE, Section 4 of the RSU Agreement is hereby amended by replacing the vesting date of “March 14, 2027” with “October 16, 2026”.

The parties hereto hereby agree to and adopt this Amendment which shall be and become effective as of the date hereinabove set forth.

PURPLE INNOVATION, INC.

By:	/s/ Robert DeMartini	March 30, 2026
Robert DeMartini,
Chief Executive Officer

/s/ Todd Vogensen		March 30, 2026
Todd Vogensen